November 22, 2012

Xunjin Hua is lending Innovative Designs, Inc the amount of $40,000 Dollars, at an interest rate of 10%. Repayment of $44,000 interest included will be made by March 22, 2013.

/s/ Xunjin Hua
Xunjin Hua

/s/ Joseph Riccelli
Joseph Riccelli, CEO

/s/ Gregory P. Domian
(Witness) – Gregory P. Domian